Exhibit (d)(2)

AMENDMENT

TO

THE AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

OF

ANGELES PARTNERS XII, LP

This AMENDMENT TO THE AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER OF ANGELES PARTNERS XII, LP, dated as of January 23, 2012 (this “Amendment”), is made by and among ANGELES PARTNERS XII, LP, a Delaware limited partnership (“AP XII”), AIMCO AP XII MERGER SUB LLC, a Delaware limited liability company (the “Aimco Subsidiary”), and AIMCO PROPERTIES, L.P., a Delaware limited partnership (“Aimco OP”). All capitalized terms used in this Amendment but not otherwise defined herein shall have the respective meanings given to them in the Merger Agreement (as defined below).

WHEREAS, the parties hereto desire to amend the Amended and Restated Agreement and Plan of Merger, dated as of November 15, 2011 (the “Merger Agreement”), by and among AP XII, the Aimco Subsidiary and Aimco OP, as set forth herein.

NOW, THEREFORE, in consideration of these premises and of the mutual provisions, conditions and covenants herein contained, AP XII, the Aimco Subsidiary and Aimco OP hereby agree as follows:

1.	Amendment to the Merger Agreement. Section 6 of the Merger Agreement is hereby amended to read in its entirety as follows:

SECTION 6. Treatment of Interests in Aimco Subsidiary. The entire membership interest in the Aimco Subsidiary immediately prior to the Effective Time shall be converted into one thousand (1,000) Units of the Surviving Entity.

2.	Miscellaneous.

(a)	Effect of Amendment. In the event of any conflict or inconsistency between the terms of the Merger Agreement and the terms of this Amendment, the terms of this Amendment shall prevail, and any conflicting or inconsistent provisions shall be reconciled and construed to give effect to the terms and intent of this Amendment.

(b)	Ratification. Except as otherwise expressly modified hereby, the Merger Agreement shall remain in full force and effect, and all of the terms and provisions of the Merger Agreement, as herein modified, are hereby ratified and reaffirmed.

(c)	Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OF CONFLICTS OF LAW.

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IN WITNESS WHEREOF, AP XII, the Aimco Subsidiary and Aimco OP have caused this Amendment to be signed by their respective duly authorized officers as of the date first above written.

ANGELES PARTNERS XII, LP

By:	Angeles Realty Corporation II,
Its Managing General Partner

	By:	/s/ Trent A. Johnson
		Name:	Trent A. Johnson
		Title:	Vice President and
Assistant General Counsel

AIMCO AP XII MERGER SUB LLC

By:	AIMCO Properties, L.P.,
Its Sole Member

	By:	AIMCO-GP, Inc.,
Its General Partner

		By:	/s/ Trent A. Johnson
			Name:	Trent A. Johnson
			Title:	Vice President and
Assistant General Counsel

AIMCO PROPERTIES, L.P.

By:	AIMCO-GP, Inc.,
Its General Partner

	By:	/s/ Trent A. Johnson
		Name:	Trent A. Johnson
		Title:	Vice President and
Assistant General Counsel